UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2020 (July 2, 2020)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2020, Dennis Matheis was appointed as a member of the Board of Directors, or the Board, of DarioHealth Corp., or the Company, by the existing Board, to fill an existing vacancy on the Board, with such appointment to take effect immediately.

Mr. Matheis spent nearly 30 years in various senior leadership roles in health insurance and healthcare. Since October 2017, he has served as the President and Chief Executive Officer of Optima Health, Inc., or Optima Health, and the Executive Vice President of Sentara Healthcare Plans, Inc., or Sentara Healthcare. Optima Health is the health plan division of Sentara Healthcare, provides health plan services and serves more than 500,000 members and consists of over 30,000 providers. Prior to joining Optima Health, he spent 13 years in leadership roles at Anthem, Inc., or Anthem. He served as President of Anthem's Central Region and Exchanges encompassing six states and representing $12 billion in annual revenue. Mr. Matheis also served in senior leadership roles at Anthem Blue Cross and Blue Shield of Missouri, CIGNA Healthcare and Humana Health Plan, as well as Advocate Health Care in Chicago. Mr. Matheis has a B.S. in Accounting from the University of Kentucky and practiced as a Certified Public Accountant before entering the healthcare industry.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Matheis and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Matheis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2020	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary